                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) October 24, 2000

                             CAPITAL HOLDINGS, INC.

         (Exact name of registrant as specified in its charter)

           Ohio                        000-21680                34-1588902
           ----                        ---------                ----------
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)


         5520 Monroe Street, Sylvania, Ohio                        43560
         ----------------------------------                        ------
      (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (419) 885-7379
                                                           --------------

                                 Not Applicable

             (Former name or address, if changed since last report.)

==============================================================================

ITEM 5.  OTHER EVENTS

Capital Holdings, Inc. ("Company") executed an Affiliation Agreement ("Agreement") with Fifth Third Bancorp ("Fifth Third") dated October 24, 2000. Under the terms of the Agreement, shareholders of the Company will receive .638 shares of Fifth Third common stock for each share of the Company on the effective date of the merger of the Company with and into Fifth Third (the "Merger").

The Company is a one bank holding company headquartered in Sylvania, Ohio. Fifth Third is a financial holding company headquartered in Cincinnati, Ohio.

The Merger is intended to qualify as a tax free reorganization within the meaning of Section 368 (a)(1)(A) of the Internal Revenue Code and will be accounted for under the purchase method of accounting. The Merger is subject to approval by the shareholders of the Company and is subject to certain regulatory approvals. Following the Merger, and upon the receipt of all necessary regulatory approvals, the Company's sole operating subsidiary, Capital Bank, N.A. will be merged with and into Fifth Third's banking subsidiary, Fifth Third Bank, Western Ohio.

Exhibits.

2        Affiliation Agreement (excluding exhibits) dated October 24, 2000.

99.1 Text of Press Release, dated October 25, 2000, issued by Fifth Third and the Company.

99.2     Text of Shareholder letter mailed to the Company's shareholders.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Capital Holdings, Inc.


Dated: 11/7/00                /s/ David L. Mead
       -------                -------------------------------------------------
                              David L. Mead

                              Senior Vice President and Chief Financial Officer